For Immediate Release – February 12, 2009

POLARIS ACQUISITION CORP. SETS DATE FOR SPECIAL MEETING OF
STOCKHOLDERS FOR VOTE RELATING TO THE PROPOSED MERGER WITH
HUGHES TELEMATICS INC.

New York, New York – February 12, 2009 – Polaris Acquisition Corp. (“Polaris”) (NYSE Alternext: TKP), a special-purpose acquisition company, announced today that its special meeting of stockholders will be held on March 5, 2009 at 10:00 a.m. Eastern Time at the Polaris offices.

At the special meeting, stockholders of Polaris will be asked to vote on, among other proposals, the amended and restated agreement and plan of merger, dated November 10, 2008, with Hughes Telematics Inc., a leading provider of in-vehicle telematics products.

In addition, Polaris today announced that it has filed its definitive proxy statement with the Securities and Exchange Commission and will soon commence mailing proxy materials to its shareholders in connection with the special meeting. As previously announced, stockholders of record as of the close of business on February 6, 2009 will be entitled to vote at the special meeting.

For more information on the transaction, visit www.htipolaris.com.

About Polaris Acquisition Corp.
Polaris Acquisition Corp. is a special-purpose acquisition company formed for the purpose of acquiring a growing subscription-based business or assets. Polaris went public on January 17, 2008 and trades on the NYSE Alternext under the ticker “TKP.U”.

For more information, visit www.polarisacq.com.

About Hughes Telematics Inc.
Hughes Telematics, Inc. is an Atlanta-based automotive technology solutions company that provides consumers with an extensive line of in-vehicle telematics. Hughes Telematics is majority-owned by Apollo management, a leading private equity firm, which also manages various enterprises in the telecommunications sector including Hughes Network Systems, LLC, a service provider to Hughes Telematics. Hughes Telematics’ existing assets also include wholly owned subsidiary Networkfleet, Inc. The San Diego, CA-based company is a leader in remote vehicle diagnostics, and offers an integrated GPS tracking and diagnostic monitoring system for wireless vehicle management.

For more information, visit www.hughestelematics.com.

Additional Information and Where to Find It
In connection with the proposed merger, Polaris filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on February 12, 2009. Investors and security holders are advised to read the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. Polaris will mail the definitive proxy statement to its stockholders. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). For more information, you may also visit www.htipolaris.com. Polaris and its directors, executive officers and certain other members of management and employees and other persons may be soliciting proxies from Polaris stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Polaris’ executive officers and directors in its Prospectus, proxy statement, current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about Polaris that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that the NYSE Alternext may delist Polaris’ securities for failure to comply with any NYSE Alternext listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Polaris and others following announcement of the proposal or the Merger Agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of Polaris and Hughes; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that Polaris may be adversely affected by other economic, business, and/or competitive factors. Polaris cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris’ most recent filings with the SEC. Polaris is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Contacts Erica Bartsch Sloane & Company Public Relations (212) 486-9500 Robert Lewis Hughes Telematics Inc. (770) 391-6400 Jerry Stone Polaris Acquisition Corp. (800) 705-6045 Ext 304